Exhibit 99.1

DFIN Reports Fourth Quarter and Full Year 2022 Results

CHICAGO – February 21, 2023 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company” or "DFIN") today reported financial results for the fourth quarter and full year 2022.

Highlights for the fourth quarter of 2022:

•
Software solutions net sales of $68.7 million; software solutions net sales accounted for 41.0% of total net sales, up from 31.7% in the fourth quarter of 2021.
•
Net earnings of $10.9 million, or $0.36 per diluted share; Adjusted EBITDA(a) of $39.3 million and Adjusted EBITDA margin(a) of 23.4%.
•
Net cash provided by operating activities of $73.3 million; Free Cash Flow(a) of $58.5 million.
•
During the fourth quarter, the Company repurchased 366,197 shares for $13.7 million at an average price of $37.27 per share. As of December 31, 2022, the remaining share repurchase authorization was $124.3 million.
•
Completed the sale of EdgarOnline.

(a) Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

“We are pleased with the continued progress we made in the quarter toward becoming a software-centric company. Software solutions net sales made up 41.0% of fourth-quarter 2022 total net sales, a record level of software sales mix and an increase of approximately 930 basis points from last year’s fourth-quarter sales mix. The momentum of our recurring compliance software platform continued to build in the quarter, led by 9% growth in Arc Suite sales. In addition, we delivered an Adjusted EBITDA margin of 23.4% in the quarter, despite a nearly 50% reduction in capital markets transactional revenue from the fourth quarter of 2021, as very challenging external market conditions persisted. Further, we continued our track record of prudent capital deployment, increasing organic investment in software development to drive growth and repurchasing shares, while also maintaining the financial flexibility to execute our strategy” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “Throughout 2022, we executed well in a very challenging demand environment, delivering $218.3 million of Adjusted EBITDA and an Adjusted EBITDA margin of 26.2%, despite capital markets transactional revenue being down nearly $170 million, or 41%, for the year. While the visibility into transactional activity is limited, we remain ready to serve this market when activity resumes. Further, we recorded $279.6 million of software solutions net sales in 2022, which represents approximately 34% of our full-year net sales, up from 27% of total net sales in 2021, and remains a key focus area going forward. The progress we made throughout 2022 to scale our portfolio of recurring compliance software solutions, combined with new regulations such as Tailored Shareholder Reports and Pay Versus Performance, create a strong foundation to achieve our goal of deriving 55% to 60% of total net sales from software solutions by 2026.”

“Looking ahead, by continuing to execute against the key pillars of our strategic transformation – investing to drive a more favorable sales mix of recurring software with high-quality margins, managing our costs in a disciplined manner, and enhancing our financial flexibility – we are well positioned to create additional value for our clients, employees, and shareholders going forward.” Leib concluded.

Net Sales

Net sales in the fourth quarter of 2022 were $167.7 million, a decrease of $65.1 million, or 28.0%, from the fourth quarter of 2021. Net sales decreased due to lower capital markets transactional volumes and Venue dataroom activity, which, in aggregate, decreased approximately $57 million year-over-year, and lower print volumes as a result of regulatory impacts eliminating print requirements, partially offset by higher software solutions net sales in Arc Suite and ActiveDisclosure.

Net Earnings

For the fourth quarter of 2022, net earnings were $10.9 million, or $0.36 per diluted share, as compared to $25.6 million, or $0.73 per diluted share, in the fourth quarter of 2021. Net earnings in the fourth quarter of 2022 included after-tax charges of $7.1 million, or $0.23 per diluted share, primarily related to share-based compensation expense and restructuring, impairment and other charges, net. Net earnings in the fourth quarter of 2021 included after-tax charges of $12.1 million, or $0.34 per diluted share, primarily due to loss on debt extinguishments, restructuring, impairment and other charges, net and share-based compensation expense.

Adjusted EBITDA and Non-GAAP Net Earnings

For the fourth quarter of 2022, Adjusted EBITDA was $39.3 million, a decrease of $22.0 million as compared to the fourth quarter of 2021. For the fourth quarter of 2022, Adjusted EBITDA margin was 23.4%, a decrease of approximately 290 basis points as compared to the fourth quarter of 2021. The decrease in Adjusted EBITDA and Adjusted EBITDA margin was primarily driven by lower capital markets transactional sales volumes, partially offset by lower selling expense as a result of the decrease in sales volume, lower incentive compensation expense, and the impact of cost savings initiatives.

For the fourth quarter of 2022, non-GAAP net earnings were $18.0 million, or $0.59 per diluted share, a decrease from $37.7 million, or $1.07 per diluted share, in the fourth quarter of 2021.

Reconciliations of net earnings to Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP net earnings are presented in tables below.

Share Repurchase Program

During the fourth quarter of 2022, the Company repurchased 366,197 shares for $13.7 million at an average price of $37.27 per share. For full-year 2022, the Company repurchased 4,733,875 shares for $152.5 million at an average price of $32.21 per share. As of December 31, 2022, the remaining share repurchase authorization was $124.3 million.

Regulatory Impacts

The Company previously disclosed in a Current Report on Form 8-K filed with the SEC on July 22, 2020, that the implementation of SEC Rule 30e-3 (elimination or reduction of print annual and semi-annual reports), Rule 498A (elimination or reduction of print summary prospectus) and the Company’s exiting of certain printing and distribution relationships were expected to reduce the Company’s print-related 2021 net sales by approximately $130 million to $140 million, with the associated reduction in net earnings and Adjusted EBITDA of approximately $4 million to $7 million and approximately $5 million to $10 million, respectively, in 2021.

In 2021, the Company realized reductions in net sales, net earnings, and Adjusted EBITDA of approximately $100 million, $2 million and $3 million, respectively. In 2022, the Company realized an incremental reduction in print-related net sales of approximately $30 million with a de minimis impact on net earnings and Adjusted EBITDA. For 2023, the Company does not expect any additional material impact.

Company Results and Conference Call

DFIN's earnings press release for the fourth quarter and full year 2022, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on February 21, 2023, is available on the Company's investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company's investor relations website.

DFIN will hold a conference call and webcast on February 21, 2023 at 9:00 a.m. Eastern time to discuss financial results for the fourth quarter of 2022, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP selling, general, and administrative expenses (“SG&A”), adjusted non-GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, adjusted non-GAAP net earnings, adjusted non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP SG&A, adjusted non-GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, adjusted non-GAAP net earnings and adjusted non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s COVID-19 related recoveries, LSC multiemployer pension plans obligations, non-income tax, net, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges, net and gain or loss on certain equity investments, business sales and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Special Note Regarding Forward-Looking Statements" and in Part I, Item 1A. Risk Factors of DFIN's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$34.2	$54.5
Receivables, less allowances for expected losses of $17.1 in 2022 (2021 - $12.7)	163.5	199.1
Prepaid expenses and other current assets	28.1	23.5
Assets held for sale	2.6	2.6
Total current assets	228.4	279.7
Property, plant and equipment, net	17.6	18.7
Operating lease right-of-use assets	33.3	42.6
Software, net	75.6	63.7
Goodwill	405.8	410.0
Other intangible assets, net	7.8	8.7
Deferred income taxes, net	33.4	31.7
Other noncurrent assets	26.4	28.2
Total assets	$828.3	$883.3

Liabilities
Accounts payable	$49.2	$36.3
Operating lease liabilities	16.3	17.9
Accrued liabilities	159.3	207.2
Total current liabilities	224.8	261.4
Long-term debt	169.2	124.0
Deferred compensation liabilities	13.6	19.8
Pension and other postretirement benefits plans liabilities	42.9	40.6
Noncurrent operating lease liabilities	28.4	39.4
Other noncurrent liabilities	19.9	21.1
Total liabilities	498.8	506.3

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and Outstanding: 36.9 shares and 28.9 shares in 2022 (2021 - 35.9 shares and 33.0 shares)	0.4	0.4
Treasury stock, at cost: 8.0 shares in 2022 (2021 - 2.9 shares)	(221.8)	(57.1)
Additional paid-in capital	280.2	260.6
Retained earnings	353.9	251.4
Accumulated other comprehensive loss	(83.2)	(78.3)
Total equity	329.5	377.0
Total liabilities and equity	$828.3	$883.3

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net sales
Tech-enabled services	$68.5	$124.9	$380.9	$519.5
Software solutions	68.7	73.8	279.6	270.0
Print and distribution	30.5	34.1	173.1	203.8
Total net sales	167.7	232.8	833.6	993.3
Cost of sales (a)
Tech-enabled services	27.9	39.0	141.1	162.3
Software solutions	28.3	28.8	113.4	105.3
Print and distribution	19.5	24.4	115.7	145.5
Total cost of sales	75.7	92.2	370.2	413.1
Selling, general and administrative expenses (a)	58.5	82.1	264.0	307.7
Depreciation and amortization	12.7	10.4	46.3	40.3
Restructuring, impairment and other charges, net	3.1	6.7	7.7	13.6
Other operating loss (income), net	0.6	—	0.4	(0.7)
Income from operations	17.1	41.4	145.0	219.3
Interest expense, net	3.3	9.5	9.2	26.6
Investment and other income, net	(0.2)	(1.1)	(3.5)	(5.1)
Earnings before income taxes	14.0	33.0	139.3	197.8
Income tax expense	3.1	7.4	36.8	51.9
Net earnings	$10.9	$25.6	$102.5	$145.9

Net earnings per share:
Basic	$0.37	$0.77	$3.33	$4.36
Diluted	$0.36	$0.73	$3.17	$4.14
Weighted-average number of common shares outstanding:
Basic	29.1	33.2	30.8	33.5
Diluted	30.7	35.1	32.3	35.2

__________

(a)
Exclusive of depreciation and amortization.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Components of depreciation and amortization:
Cost of sales	$11.7	$9.5	$43.0	$36.7
Selling, general and administrative expenses	1.0	0.9	3.3	3.6
Total depreciation and amortization	$12.7	$10.4	$46.3	$40.3

Additional information:
Gross profit (b)	$80.3	$131.1	$420.4	$543.5
Exclude: Depreciation and amortization	11.7	9.5	43.0	36.7
Non-GAAP gross profit	$92.0	$140.6	$463.4	$580.2
Gross margin (b)	47.9%	56.3%	50.4%	54.7%
Non-GAAP gross margin	54.9%	60.4%	55.6%	58.4%

SG&A as a % of total net sales (a)	34.9%	35.3%	31.7%	31.0%
Operating margin	10.2%	17.8%	17.4%	22.1%
Effective tax rate	22.1%	22.4%	26.4%	26.2%

__________

(b) Inclusive of depreciation and amortization.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Twelve Months Ended December 31, 2022

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2022
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$80.3	$58.5	$17.1	10.2%	$10.9	$0.36
Exclude: Depreciation and amortization	11.7
Non-GAAP basis measures	92.0
Non-GAAP % of total net sales	54.9%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	3.1	1.8%	2.3	0.07
Share-based compensation expense	—	(5.4)	5.4	3.2%	4.0	0.13
Non-income tax, net	—	0.2	(0.2)	(0.1%)	(0.1)	—
COVID-19 related recoveries	(0.2)	—	(0.2)	(0.1%)	(0.1)	—
Accelerated rent expense	0.5	(0.1)	0.6	0.4%	0.5	0.02
Loss on sale of a business	—	—	0.7	0.4%	0.4	0.01
Disposition-related expenses	—	—	0.1	0.1%	0.1	—
Total Non-GAAP adjustments (b)	0.3	(5.3)	9.5	5.7%	7.1	0.23
Adjusted Non-GAAP measures (b)	$92.3	$53.2	$26.6	15.9%	$18.0	$0.59

	For the Twelve Months Ended December 31, 2022
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$420.4	$264.0	$145.0	17.4%	$102.5	$3.17
Exclude: Depreciation and amortization	43.0
Non-GAAP basis measures	463.4
Non-GAAP % of total net sales	55.6%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	7.7	0.9%	5.7	0.18
Share-based compensation expense	—	(19.3)	19.3	2.3%	12.1	0.37
Non-income tax, net	—	0.9	(0.9)	(0.1%)	(0.6)	(0.02)
Gain on sale of long-lived assets	—	0.2	(0.2)	—	(0.2)	(0.01)
COVID-19 related recoveries	(0.4)	0.1	(0.5)	(0.1%)	(0.3)	(0.01)
Accelerated rent expense	0.6	(0.2)	0.8	0.1%	0.6	0.02
Loss on sale of a business	—	—	0.7	0.1%	0.4	0.01
Disposition-related expenses	—	—	0.1	—	0.1	—
Gain on equity investment	—	—	—	—	(0.4)	(0.01)
Total Non-GAAP adjustments (b)	0.2	(18.3)	27.0	3.2%	17.4	0.54
Adjusted Non-GAAP measures (b)	$463.6	$245.7	$172.0	20.6%	$119.9	$3.71

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Twelve Months Ended December 31, 2021

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2021
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$131.1	$82.1	$41.4	17.8%	$25.6	$0.73
Exclude: Depreciation and amortization	9.5
Non-GAAP basis measures	140.6
Non-GAAP % of total net sales	60.4%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	6.7	2.9%	4.9	0.14
Share-based compensation expense	—	(5.3)	5.3	2.3%	3.7	0.11
LSC multiemployer pension plan obligation	—	2.3	(2.3)	(1.0%)	(1.7)	(0.05)
Non-income tax, net	—	0.2	(0.2)	(0.1%)	(0.2)	(0.01)
Loss on debt extinguishment (c)	—	—	—	—	5.4	0.16
Total Non-GAAP adjustments (b)	—	(2.8)	9.5	4.1%	12.1	0.34
Adjusted Non-GAAP measures (b)	$140.6	$79.3	$50.9	21.9%	$37.7	$1.07

	For the Twelve Months Ended December 31, 2021
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$543.5	$307.7	$219.3	22.1%	$145.9	$4.14
Exclude: Depreciation and amortization	36.7
Non-GAAP basis measures	580.2
Non-GAAP % of total net sales	58.4%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	13.6	1.4%	9.9	0.28
Share-based compensation expense	—	(19.5)	19.5	2.0%	9.9	0.28
LSC multiemployer pension plan obligation	—	(5.4)	5.4	0.5%	3.9	0.11
Non-income tax, net	—	1.6	(1.6)	(0.2%)	(1.2)	(0.03)
COVID-19 related recoveries	(1.0)	—	(1.0)	(0.1%)	(0.7)	(0.02)
Gain on sale of long-lived assets, net	—	—	(0.7)	(0.1%)	(0.5)	(0.01)
Gain on equity investments, net	—	—	—	—	(0.3)	(0.01)
Loss on debt extinguishment (c)	—	—	—	—	5.4	0.16
Total Non-GAAP adjustments (b)	(1.0)	(23.3)	35.2	3.5%	26.4	0.75
Adjusted Non-GAAP measures (b)	$579.2	$284.4	$254.5	25.6%	$172.3	$4.89

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.
(c)
Loss on debt extinguishment is recorded within interest expense, net in the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended December 31, 2022 and 2021

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended December 31, 2022
Net sales	$43.4	$73.4	$25.3	$25.6	$—	$167.7
Income (loss) from operations	1.7	19.8	5.9	3.4	(13.7)	17.1
Operating margin %	3.9%	27.0%	23.3%	13.3%	nm	10.2%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.4	1.5	0.3	0.8	0.1	3.1
Share-based compensation expense	—	—	—	—	5.4	5.4
Non-income tax, net	(0.1)	—	(0.1)	—	—	(0.2)
COVID-19 related recoveries	—	(0.2)	—	—	—	(0.2)
Accelerated rent expense	0.2	0.3	—	0.1	—	0.6
Loss on sale of a business	0.7	—	—	—	—	0.7
Disposition-related expenses	—	—	—	—	0.1	0.1
Total Non-GAAP adjustments	1.2	1.6	0.2	0.9	5.6	9.5

Non-GAAP income (loss) from operations	$2.9	$21.4	$6.1	$4.3	$(8.1)	$26.6
Non-GAAP operating margin %	6.7%	29.2%	24.1%	16.8%	nm	15.9%

Depreciation and amortization	6.3	2.0	3.2	1.2	—	12.7
Adjusted EBITDA	$9.2	$23.4	$9.3	$5.5	$(8.1)	$39.3
Adjusted EBITDA margin %	21.2%	31.9%	36.8%	21.5%	nm	23.4%

Capital expenditures	$7.4	$1.4	$3.8	$0.9	$1.3	$14.8

For the Three Months Ended December 31, 2021
Net sales	$50.6	$127.4	$23.2	$31.6	$—	$232.8
Income (loss) from operations	7.1	51.1	2.0	3.8	(22.6)	41.4
Operating margin %	14.0%	40.1%	8.6%	12.0%	nm	17.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.1	0.2	—	—	6.4	6.7
Share-based compensation expense	—	—	—	—	5.3	5.3
LSC multiemployer pension plans obligation	—	—	—	—	(2.3)	(2.3)
Non-income tax, net	(0.1)	—	(0.1)	—	—	(0.2)
COVID-19 related recoveries	—	0.1	—	(0.1)	—	—
Total Non-GAAP adjustments	—	0.3	(0.1)	(0.1)	9.4	9.5

Non-GAAP income (loss) from operations	$7.1	$51.4	$1.9	$3.7	$(13.2)	$50.9
Non-GAAP operating margin %	14.0%	40.3%	8.2%	11.7%	nm	21.9%

Depreciation and amortization	4.7	1.4	2.8	1.3	0.2	10.4
Adjusted EBITDA	$11.8	$52.8	$4.7	$5.0	$(13.0)	$61.3
Adjusted EBITDA margin %	23.3%	41.4%	20.3%	15.8%	nm	26.3%

Capital expenditures	$6.5	$0.9	$4.3	$0.6	$1.8	$14.1

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Twelve Months Ended December 31, 2022 and 2021

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Twelve Months Ended December 31, 2022
Net sales	$180.2	$410.3	$99.4	$143.7	$—	$833.6
Income (loss) from operations	13.5	131.4	21.9	35.7	(57.5)	145.0
Operating margin %	7.5%	32.0%	22.0%	24.8%	nm	17.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	1.5	3.7	0.5	1.4	0.6	7.7
Share-based compensation expense	—	—	—	—	19.3	19.3
Non-income tax, net	(0.6)	(0.1)	(0.2)	—	—	(0.9)
Gain on sale of long-lived assets	—	(0.2)	—	—	—	(0.2)
COVID-19 related recoveries	—	(0.5)	—	—	—	(0.5)
Loss on sale of a business	0.7	—	—	—	—	0.7
Accelerated rent expense	0.2	0.4	—	0.1	0.1	0.8
Disposition-related expenses	—	—	—	—	0.1	0.1
Total Non-GAAP adjustments	1.8	3.3	0.3	1.5	20.1	27.0

Non-GAAP income (loss) from operations	$15.3	$134.7	$22.2	$37.2	$(37.4)	$172.0
Non-GAAP operating margin %	8.5%	32.8%	22.3%	25.9%	nm	20.6%

Depreciation and amortization	23.0	6.7	11.9	4.6	0.1	46.3
Adjusted EBITDA	$38.3	$141.4	$34.1	$41.8	$(37.3)	$218.3
Adjusted EBITDA margin %	21.3%	34.5%	34.3%	29.1%	nm	26.2%

Capital expenditures	$27.0	$5.0	$15.6	$3.0	$3.6	$54.2

For the Twelve Months Ended December 31, 2021
Net sales	$181.0	$561.5	$89.0	$161.8	$—	$993.3
Income (loss) from operations	30.4	242.6	8.9	15.0	(77.6)	219.3
Operating margin %	16.8%	43.2%	10.0%	9.3%	nm	22.1%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.4	3.5	0.1	2.9	6.7	13.6
Share-based compensation expense	—	—	—	—	19.5	19.5
LSC multiemployer pension plans obligation	—	—	—	—	5.4	5.4
Non-income tax, net	(1.0)	(0.2)	(0.3)	(0.1)	—	(1.6)
Gain on sale of long-lived assets, net	—	—	—	(0.7)	—	(0.7)
COVID-19 related recoveries	—	(0.2)	—	(0.8)	—	(1.0)
Total Non-GAAP adjustments	(0.6)	3.1	(0.2)	1.3	31.6	35.2

Non-GAAP income (loss) from operations	$29.8	$245.7	$8.7	$16.3	$(46.0)	$254.5
Non-GAAP operating margin %	16.5%	43.8%	9.8%	10.1%	nm	25.6%

Depreciation and amortization	16.7	5.9	12.6	4.7	0.4	40.3
Adjusted EBITDA	$46.5	$251.6	$21.3	$21.0	$(45.6)	$294.8
Adjusted EBITDA margin %	25.7%	44.8%	23.9%	13.0%	nm	29.7%

Capital expenditures	$18.8	$3.0	$13.0	$2.9	$4.6	$42.3

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Twelve Months Ended December 31,
	2022	2021
Operating Activities
Net earnings	$102.5	$145.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	46.3	40.3
Provision for expected losses on accounts receivable	8.4	2.8
Impairment charges	0.1	9.2
Share-based compensation	19.3	19.5
Non-cash loss on debt extinguishments	—	2.6
Deferred income taxes	(0.5)	(0.3)
Net pension plan income	(0.9)	(4.2)
Amortization of right-of-use assets	16.4	17.3
Other	1.8	0.8
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	24.4	(28.8)
Prepaid expenses and other current assets	(3.2)	(6.2)
Accounts payable	12.1	(19.8)
Income taxes payable and receivable	(2.1)	(13.5)
Accrued liabilities and other	(53.9)	36.6
Operating lease liabilities	(18.9)	(20.8)
Pension and other postretirement benefits plans contributions	(1.6)	(1.4)
Net cash provided by operating activities	150.2	180.0
Investing Activities
Capital expenditures	(54.2)	(42.3)
Proceeds from sale of a business	3.3	—
Acquisitions, net of cash acquired	—	(3.6)
Other investing activities	—	0.9
Net cash used in investing activities	(50.9)	(45.0)
Financing Activities
Revolving facility borrowings	345.5	278.0
Payments on revolving facility borrowings	(300.5)	(278.0)
Proceeds from issuance of long-term debt	—	200.0
Payments on long-term debt	—	(312.8)
Debt issuance costs	—	(2.8)
Treasury share repurchases	(164.7)	(40.9)
Proceeds from exercise of stock options	0.4	2.3
Finance lease payments	(1.8)	(0.8)
Other financing activities	—	0.1
Net cash used in financing activities	(121.1)	(154.9)
Effect of exchange rate on cash and cash equivalents	1.5	0.8
Net decrease in cash and cash equivalents	(20.3)	(19.1)
Cash and cash equivalents at beginning of year	54.5	73.6
Cash and cash equivalents at end of period	$34.2	$54.5
Supplemental cash flow information:
Income taxes paid (net of refunds)	$38.4	$65.0
Interest paid	$7.6	$21.8

Additional Information:
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$73.3	$76.8	$150.2	$180.0
Less: capital expenditures	14.8	14.1	54.2	42.3
Free Cash Flow	$58.5	$62.7	$96.0	$137.7

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended December 31, 2022	$43.4	$73.4	$25.3	$25.6	$167.7

For the Three Months Ended December 31, 2021	50.6	127.4	23.2	31.6	232.8

Net sales change	(14.2%)	(42.4%)	9.1%	(19.0%)	(28.0%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	(0.8%)	(0.7%)	(1.7%)	(0.3%)	(0.8%)

Year-over-year impact of the EOL disposition	(2.2%)	—	—	—	(0.5%)

Net organic sales change	(11.2%)	(41.7%)	10.8%	(18.7%)	(26.7%)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Twelve Months Ended December 31, 2022	$180.2	$410.3	$99.4	$143.7	$833.6

For the Twelve Months Ended December 31, 2021	181.0	561.5	89.0	161.8	993.3

Net sales change	(0.4%)	(26.9%)	11.7%	(11.2%)	(16.1%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange rates	(0.8%)	(0.6%)	(1.7%)	(0.1%)	(0.6%)

Year-over-year impact of the EOL disposition	(0.6%)	—	—	—	(0.1%)

Net organic sales change	1.0%	(26.3%)	13.4%	(11.1%)	(15.4%)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net earnings	$102.5	$10.9	$19.2	$46.0	$26.4
Adjustments
Restructuring, impairment and other charges, net	7.7	3.1	2.6	0.2	1.8
Share-based compensation expense	19.3	5.4	4.4	5.9	3.6
Accelerated rent expense	0.8	0.6	0.2	—	—
Loss on sale of a business	0.7	0.7	—	—	—
Disposition-related expenses	0.1	0.1	—	—	—
Non-income tax, net	(0.9)	(0.2)	(0.2)	(0.2)	(0.3)
COVID-19 related recoveries	(0.5)	(0.2)	(0.1)	(0.2)	—
Gain on equity investment	(0.5)	—	(0.5)	—	—
Gain on sale of long-lived assets	(0.2)	—	—	(0.2)	—
Depreciation and amortization	46.3	12.7	11.7	11.2	10.7
Interest expense, net	9.2	3.3	2.3	2.1	1.5
Investment and other income, net	(3.0)	(0.2)	(2.3)	(0.3)	(0.2)
Income tax expense	36.8	3.1	8.0	18.1	7.6
Total Non-GAAP adjustments	115.8	28.4	26.1	36.6	24.7
Adjusted EBITDA	$218.3	$39.3	$45.3	$82.6	$51.1

Tech-enabled services	$380.9	$68.5	$87.4	$133.3	$91.7
Software solutions	279.6	68.7	69.5	71.6	69.8
Print and distribution	173.1	30.5	31.8	61.3	49.5
Total net sales	$833.6	$167.7	$188.7	$266.2	$211.0

Adjusted EBITDA margin %	26.2%	23.4%	24.0%	31.0%	24.2%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2021	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net earnings	$145.9	$25.6	$42.2	$42.9	$35.2
Adjustments
Restructuring, impairment and other charges, net	13.6	6.7	3.3	2.8	0.8
Share-based compensation expense	19.5	5.3	5.2	5.9	3.1
LSC multiemployer pension plans obligation	5.4	(2.3)	0.2	0.2	7.3
Non-income tax, net	(1.6)	(0.2)	(0.5)	(1.0)	0.1
COVID-19 related recoveries	(1.0)	—	—	(0.1)	(0.9)
Gain on sale of long-lived assets, net	(0.7)	—	(0.7)	—	—
Gain on equity investments, net	(0.4)	—	(0.6)	—	0.2
Depreciation and amortization	40.3	10.4	10.0	10.1	9.8
Interest expense, net	26.6	9.5	5.9	5.9	5.3
Investment and other income, net	(4.7)	(1.1)	(1.1)	(1.5)	(1.0)
Income tax expense	51.9	7.4	18.6	14.7	11.2
Total Non-GAAP adjustments	148.9	35.7	40.3	37.0	35.9
Adjusted EBITDA	$294.8	$61.3	$82.5	$79.9	$71.1

Tech-enabled services	$519.5	$124.9	$142.1	$134.0	$118.5
Software solutions	270.0	73.8	69.3	66.6	60.3
Print and distribution	203.8	34.1	36.3	66.9	66.5
Total net sales	$993.3	$232.8	$247.7	$267.5	$245.3

Adjusted EBITDA margin %	29.7%	26.3%	33.3%	29.9%	29.0%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

	December 31, 2022		December 31, 2021
Total Liquidity
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0
Less: availability reduction from covenants	—		—
Amount available under the Revolving Facility	300.0		300.0

Usage
Borrowings under the Revolving Facility	45.0		—
Impact on availability related to outstanding letters of credit	—		2.2
Amount used under the Revolving Facility	45.0		2.2

Availability under the Revolving Facility	255.0		297.8

Cash and cash equivalents	34.2		54.5

Net Available Liquidity	$289.2		$352.3

Term Loan A Facility	$125.0		$125.0
Borrowings under the Revolving Facility	45.0		—
Unamortized debt issuance costs	(0.8)		(1.0)
Total debt	$169.2		$124.0

Adjusted EBITDA for the twelve months ended December 31, 2022 and 2021	$218.3		$294.8

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.8	x	0.4	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	135.0		69.5

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.6	x	0.2	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. There was $45.0 million of borrowings outstanding under the Revolving Facility as of December 31, 2022, and no outstanding letters of credit that reduced the availability under the Revolving Facility as of December 31, 2022. Based on the Company’s results of operations for the twelve months ended December 31, 2022 and existing debt, the Company would have had the ability to utilize the remaining $255.0 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.